UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2012

NAVARRE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 49th Avenue North, Minneapolis, MN 55428

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (763) 535-8333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2012, Navarre Corporation, together with each of its subsidiaries (collectively, the “Company”) entered into Amendment No.6 to Credit Agreement (the “Amendment”), which amended the Company’s Credit Agreement with Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC) (“WFCF”) originally dated November 12, 2009 and subsequently amended (the “Credit Agreement”). The Amendment provides for a modification to the credit facility indicating that the calculation of “EBITDA” under the credit facility will not, subject to certain conditions, be impacted by up to $5,960,000 in non-cash charges to earnings related to the impairment of goodwill recognized during the fiscal year ending March 31, 2012.

The discussion herein regarding the Amendment is qualified in its entirety by reference to the Form of Amendment No. 6 to Credit Agreement attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 1.01. The discussion herein regarding the Credit Agreement is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.1 to the Company’s Form 8-K filed November 13, 2009, which is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Amendment No. 6 to Credit Agreement dated February 3, 2012 by and between Navarre Corporation and Wells Fargo Capital Finance, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2012	NAVARRE CORPORATION

	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness
Title: Secretary and General Counsel